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                                                                           10.54


                                   BILL OF SALE AND
                         ASSIGNMENT AND ASSUMPTION AGREEMENT


          BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of March 31, 1998 between XCEL Arnold Circuits, Inc., a New Jersey Corporation ("Seller") and Arnold Circuits, Inc., a California corporation ("Purchaser").

                                  W I T N E S S T H

          WHEREAS, pursuant to the terms of an Asset Purchase Agreement dated as of December 1997 (the "Asset Purchase Agreement") by and among the Purchaser, Robert Bertrand, the Seller, and XIT Corporation, Seller has agreed to sell and Purchaser has agreed to purchase the assets, properties and rights described and referred to in Section 1.2 of the Asset Purchase Agreement, subject to the exclusion of the assets, properties and rights described in Section 1.3 of the Asset Purchase Agreement (such assets, properties and rights, subject to such exclusions, are collectively referred to as the "Assets"); and

          WHEREAS, pursuant to due authorization, Seller is executing and delivering this instrument for the purpose of selling and assigning to and vesting in Purchaser all of Seller's right, title and interest in and to the Assets;

          WHEREAS, pursuant to the Asset Purchase Agreement, Purchaser has agreed that, at the closing of the purchase of the Assets, Purchaser would deliver to Seller its written assumption of obligations whereby it would assume and agree to perform, to pay or to discharge certain liabilities and obligations of Seller to the extent and as provided in Section 1.6 of the Asset Purchase Agreement (the "Assumed Liabilities");

          NOW, THEREFORE, in consideration of the terms and conditions of the Asset Purchase Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. Seller hereby grants, sells, conveys, assigns, transfers, sets over to, and vests in Purchaser, its successors and assigns, all of Seller's right, title and interest, legal and equitable, in and to all of the Assets by which Seller is bound and which are assumed hereby, including without limitation all of its rights and privileges under or otherwise in respect of any contracts, commitments, leases and other commitments that are part of the Assets, to have and to hold the same, including the appurtenances thereof, unto Purchaser, its successors and assigns, forever, to its and their own proper use.

          2. Purchaser hereby assumes and agrees to perform or to pay or discharge the Assumed Liabilities to the extent and as provided in Section 1.6 of the Asset Purchase Agreement.


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Purchaser shall indemnify and hold Seller harmless from and against any and all damage, loss, deficiency, cost or liability, including fees of attorneys, arising from its failure to pay, perform and discharge all such Assumed Liabilities.

          3. Seller hereby constitutes and appoints Purchaser, its successors and assigns, as Seller's true and lawful agent and attorney with full power of substitution, in Seller's name and stead, but on behalf of and for the benefit of Purchaser, to demand and receive any and all of the Assets which are not in the possession or under the exclusive control of Seller, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and in Seller's name or in the name of Purchaser, its successors and assigns, as the legal attorney of and for Seller thereunto duly authorized, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, its successors and assigns, may deem proper for the collection and enforcement of any claim or right of any kind hereby granted, sold, conveyed, assigned, transferred or set over to, or intended so to be, and to do all acts and things in relation to the Assets which Purchaser, its successors and assigns, shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller or by Seller's dissolution or in any manner or for any reason whatsoever.

          4. Seller for itself, its successors and assigns, hereby covenants that, at any time and from time to time after the delivery of this instrument, at Purchaser's request and without further consideration, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Purchaser reasonably may require more effectively to convey, transfer to or vest in, and to put Purchaser in possession of, any of the Assets, or to better enable Purchaser to realize upon or otherwise enjoy any of the Assets or to carry into effect the intent and purposes of the Asset Purchase Agreement and of this instrument.

          5. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Asset Purchase Agreement or constitute a waiver or release by Seller or Purchaser of any liabilities, duties or obligations imposed upon either of them by the terms of the Asset Purchase Agreement, including, without limitation, the representations and warranties and other provisions which the Asset Purchase Agreement provides shall survive the date hereof.

          6. This instrument is being executed by Seller and Purchaser and shall be binding upon Seller and Purchaser, and their respective successors and assigns, for the uses and purposes above set forth and referred to, and shall be effective as of the date hereof.

          7. THIS INSTRUMENT SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.


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          IN WITNESS WHEREOF, Seller and Purchaser have caused this Bill of Sale and Assignment and Assumption Agreement to be duly executed on the date first above written.


                                   XCEL ARNOLD CIRCUITS, INC.



                                   By: /s/ Carmine T. Oliva
                                      --------------------------------------
                                       Carmine T. Oliva
                                       President and Chief Executive Officer


                                   ARNOLD CIRCUITS, INC.



                                   By: /s/Robert Bertrand
                                      --------------------------------------
                                       Robert Bertrand
                                       President


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